UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):  May 27, 2015

REEF OIL & GAS INCOME AND DEVELOPMENT FUND III, L.P.

(Exact name of registrant as specified in its charter)

Texas	000-53795	26-0805120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 N. Central Expressway, Suite 300 Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

1901 N. Central Expressway, Suite 300, Richardson, Texas 75080

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (972) 437-6792

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement

On May 27, 2015, Reef Oil & Gas Income and Development Fund III, L.P. (the “Partnership”) entered into a Purchase and Sale Agreement (the “Agreement”) with Red Sea 2012, Inc. (“Purchaser”) to sell the Partnership’s working interest and related assets (the “Slaughter Dean Properties”) in the Slaughter Dean field located in Cochran County, Texas, to the Purchaser with an effective date retroactive to December 1, 2014. The Partnership’s Slaughter Dean Properties consist of working interests in (i) the Dean Unit, (ii) the Dean “B” Unit, and (iii) the Dean “K” unit, and include in excess of 100 producing, non-producing, shut-in, water source, injection, and disposal wells.

Under the terms of the Agreement, the total price to be paid by Purchaser for the Slaughter Dean Properties is $700,000, subject to adjustment for certain revenues and costs retroactive to December 1, 2014 as specified in the Agreement. The Purchaser has paid the 10% non-refundable deposit due the Partnership within five business days of the May 27th execution date of the Agreement, with the remainder of the purchase price due at closing, which is currently scheduled for June 12, 2015. Purchase price adjustments will be settled upon delivery to Purchaser of a final settlement statement from the Partnership within 30 days of closing.

Item 2.01                                           Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Section 2.01.

Item 9.01                                           Financial Statements and Exhibits

(d)                             Exhibits

Exhibit Number	Description
Exhibit 10.1	Purchase and Sale Agreement dated May 27, 2015, by and between Reef Oil & Gas Income and Development Fund III, L.P. and Red Sea 2012, Inc.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 3, 2015

Reef Oil & Gas Income and Development Fund III, L.P.

By: Reef Oil & Gas Partners, L.P.
Managing General Partner

By: Reef Oil & Gas Partners, GP, LLC
its general partner

By:	/s/Michael J. Mauceli
Michael J. Mauceli
Manager and Member
(Principal Executive Officer)